UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2005

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda
(Address of principal executive offices and zip code)

441-294-6350
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

As a result of the departure disclosed under Item 5.02 below, effective as of July 20, 2005, Quanta Capital Holdings Ltd. (the "Company") has terminated the employment agreement dated January 15, 2004 between the Company and John S. Brittain, Jr., which is filed as Exhibit 10.11 to the Company's Amendment No. 1 to Registration Statement on Form S-1/A filed on February 13, 2004. Under the terms of the employment agreement, the Company is required to pay Mr. Brittain six months severance calculated based on his annual cash compensation. In connection with the end of Mr. Brittain's employment, the Company and Mr. Brittain are in the process of negotiating the terms of a separation and general release agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company announced that its Chief Financial Officer, John S. Brittain, Jr., has decided to leave the Company, effective as of July 20, 2005. The Company has commenced a search for a replacement.

Until such time that a replacement is hired, effective as of July 20, 2005, Jonathan J. R. Dodd, the Company's Principal Accounting Officer has assumed the role of Interim Chief Financial Officer. The Company has an employment agreement with Mr. Dodd dated December 22, 2004. Mr. Dodd's current base salary is $275,000 per annum. Pursuant to the terms of the employment agreement, his base salary is subject to annual review and adjustment. Mr. Dodd may receive an annual bonus at the discretion of the Company's Board of Directors pursuant to the provisions of the Company's Annual Cash Compensation Plan. In the event Mr. Dodd's employment is terminated by the Company for reasons other than Cause (as defined in the employment agreement), Mr. Dodd is entitled to receive the greater of (i) three months severance calculated based on his annual cash compensation, or (ii) the minimum severance payable under the provisions of the Employment Act 2000 of Bermuda. A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Mr. Dodd, age 36, joined the Company in September 2003 and has 15 years of finance and insurance industry experience. Previously he served for approximately three years as director and the head of finance and operations for Allianz Risk Transfer – North America. His prior experience also includes management positions at Centre Solutions and KPMG.

Item 7.01	Regulation FD Disclosure

On July 21, 2005, the Company issued a press release announcing the departure of its Chief Financial Officer, John S. Brittain, Jr., and the appointment of Jonathan J.R. Dodd as Interim Chief Financial Officer. A copy of the Company's press release is attached as Exhibit 99.1.

The information contained in Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

c)        Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Quanta Capital Holdings Ltd. and Jonathan J.R. Dodd, dated December 22, 2004.
99.1	Quanta Capital Holdings Ltd.'s press release dated July 21, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quanta Capital Holdings Ltd.
Date: July 26, 2005	/s/ Tobey J. Russ Tobey J. Russ Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
10.1	Employment Agreement by and between Quanta Capital Holdings Ltd. and Jonathan J.R. Dodd, dated December 22, 2004.
99.1	Quanta Capital Holdings Ltd.'s press release dated July 21, 2005.